UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MIMEDX GROUP, INC.

(Name of registrant as specified in its charter)

Payment of the filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

Date:	June 6, 2019

To:	Field-based Employees

From:	Tim Wright

Subject:	Town Hall Summary for Field-based Employees

As you may know, we are hosting town hall sessions in Marietta for local employees, and I wanted to reach out and provide you with some of the key points we will be covering in these meetings. I have also included a few FAQs that I hope you find helpful.

The purpose of our town halls this week is to discuss the progress the Company has made and provide more information about our upcoming annual meeting of shareholders, scheduled for June 17th. As previously noted, the recent announcements by the Company represent major milestones in our ability to move MiMedx forward and position us for the future.

In less than two weeks, MiMedx will hold its 2018 annual meeting of shareholders. The most important order of business at the annual meeting will be the election of directors to the Company’s Board of Directors. The Board recently collaborated with one of our company’s largest shareholders, Prescience Point Capital Management LLC, to develop a comprehensive Board refreshment plan. Following the 2019 annual meeting, MiMedx’s ten-person Board would include six new directors. We believe that all of these individuals have the industry experience and governance expertise to objectively oversee the Company’s strategy.

In my view, we are on track to securing a thriving future for MiMedx. Let’s stay on that track.

That is why I ask those of you who own shares to vote FOR ALL of MiMedx’s highly qualified director nominees. You can do this by voting the BLUE proxy card.

•

Those employees who are shareholders will likely receive materials from both MiMedx and Parker H. “Pete” Petit. MiMedx’s proxy materials contain the BLUE proxy card. Use the Company’s BLUE proxy card to vote FOR ALL of MiMedx’s director nominees.

•

If you hold shares in more than one account, you may receive separate proxy cards for each account. It is very important that you submit a vote on the BLUE proxy card for each account in which you hold shares, so please vote using each BLUE proxy card you receive. Your vote matters. If you do not vote, your voice will not be heard.

Please vote the BLUE proxy card to elect MiMedx’s director nominees.

Some of you hold shares of restricted stock as part of your employee compensation package. If you have questions about your specific shares, please contact our Human Resources team, who can direct you to this information. For more information about how to vote, contact Innisfree, our proxy solicitor at 877.800.5195.

Regardless of whether you own shares in the Company, the most important thing all of you can do right now is remain committed to helping improve the lives of patients and their families. We are at a pivotal point in the Company’s history, and together, we can truly make a difference, not only in the future of MiMedx, but also in the lives of those who rely on our products.

I have thoroughly enjoyed this past month serving as your new CEO. I very much appreciate your hard work out in the field, and I know that, like me, your eye is on propelling us forward. We are moving in the right direction and have made good progress. Keep up the good work.

Sincerely,

Tim Wright CEO

FAQs

1.	When will I receive my proxy card in the mail?

•	We have started mailing out proxy cards. You should start seeing materials arrive by the weekend.

2.	Will I receive multiple proxy cards in the mail? Can I vote more than once?

•	It is common for shareholders to receive more than one card from both parties in advance of the meeting.

•	It is important for you to know that only the final – or latest dated – card you sign and return will count.

•	If you hold shares in more than one account, you may receive separate proxy cards for each account. It is very important that you submit a vote for each account in which you hold shares.

•	Your vote matters. If you do not vote, your voice will not be heard.

3.	What if I’ve already voted?

•	If you already voted and are confident in your choice about who you voted for then there is nothing else that you need to do.

•	However, if you decide you want to change your vote, you may do so.

•	Only the final card you use to vote will count.

4.	Where can I find my control number?

•	Each account in which you hold MiMedx stock is assigned a unique control number to safeguard the security of your voting process.

•

The control number for each account you own appears on the voting instruction or proxy card you receive for that account. In order to vote by telephone or online, you must use the control number unique to each account you own.

•	For specific questions about your shares, please contact Innisfree, our proxy solicitor: 877-800-5195

5.	What is the record date and what does that mean to me?

•	The record date for the 2018 annual meeting is May 9, 2019. If you were a shareholder as of that date then you are eligible to vote at the meeting.

6.	Can you describe what is up for a shareholder vote at the 2018 Annual Meeting?

•	The first item of business is the election of three Class II director nominees. If elected, these candidates would serve until the 2021 annual meeting.

•	The Board recommends you vote for all three of the Board’s director nominees using the BLUE proxy card.

•

If properly presented, the second item of business will be Mr. Petit’s proposal to amend the Company’s bylaws to require the Board to hold a meeting on August 19, 2019 for the election of Class III directors.

•	The Board recommends you vote against the Class III election bylaw proposal.

•

As with the 2018 annual meeting, the Company is not against holding an annual meeting. However, SEC regulations require a company to provide audited financial statements to shareholders prior to holding an annual meeting. In order to hold the 2018 annual meeting on June 17, we had to obtain unprecedented relief from the SEC. There is no assurance that we would be able to obtain such relief again for an August meeting, and we do not wish to violate federal law.

•

If properly presented, the third item of business will be Mr. Petit’s proposal to repeal any amendments to the Company’s bylaws adopted by the Board subsequent to October 3, 2018 and prior to August 19, 2019.

•	The Board recommends you vote against the bylaw repeal proposal.

•	This proposal is commonly made in contested elections.

•	The Board hasn’t made any amendments to the bylaws that this would repeal.

•	However, we want to maintain flexibility, so that if the board does determine to amend the bylaws between now and any August shareholder meeting, those amendments wouldn’t be repealed.

•	Additional information is available at: VoteBLUEforMiMedx.com

7.	What should I do if I receive a white card from Mr. Petit or his nominees?

•	The MiMedx Board unanimously recommends that you disregard and do not return any white card you receive. These are being sent to you from Mr. Petit or his nominees.

•	The only way to support the MiMedx Board nominees is to vote FOR ALL the nominees on the BLUE proxy card and disregard any white proxy card you receive.

•	If you already voted using a white card, you have every right to change your mind. You can simply vote again by following the instructions on the BLUE proxy card.

•	Only your most recent vote will count as your vote at the annual meeting.

8.	Can I attend the shareholder meeting?

•	Yes, you may attend the meeting if you held MiMedx shares on May 9, 2019. The Company’s proxy statement explains what you will need to bring in order to be admitted to the meeting.

•	If meeting attendance is not within your standard “job requirements,” we ask that you speak with your manager and request PTO if you plan to attend.

•	Please reach out to Human Resources if you have additional questions about attending the meeting.

Important Information

MiMedx Group, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “SEC”) and is mailing to shareholders of the Company a definitive proxy statement (the “Proxy Statement”) and accompanying BLUE proxy card in connection with the solicitation of proxies for the 2018 Annual Meeting. The Proxy Statement is publicly available and is being disseminated commencing on June 3, 2019. The Company, its directors, its director nominees and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of the Company’s directors, director nominees and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy

Statement. A free copy of the Proxy Statement and other relevant documents that the Company files with the SEC may be obtained through the SEC’s website at www.sec.gov or at the Company’s website at https://mimedx.com/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.